Exhibit 99.1

ECS Labs, LLC

i

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of
ECS Labs, LLC

We have audited the accompanying consolidated financial statements of ECS Labs, LLC (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, members’ deficit , and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ECS Labs, LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Tampa, FL

June 25, 2020

4806 West Gandy Boulevard i Tampa, Florida 33611 i 813.440.6380

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ECS LABS, LLC

and Subsidiaries

Consolidated Balance Sheets

As of December 31,

	2018	2017

ASSETS
Current assets
Cash and cash equivalents	$567,634	$32,678
Accounts receivable, net	–	11,087
Inventory, net	64,195	38,932
Prepaid expenses and other current assets	564,845	947
Total current assets	1,196,674	83,644

Property and equipment, net	47,379	48,783
Intangible assets, net	397,844	442,883
Total assets	$1,641,897	$575,310

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$186,984	$22,052
Current portion of notes payable	240,000	–
Current portion of convertible notes payable	189,405	–
Current portion of related party notes payable	20,000	20,000
Deferred revenue	500,121	–
Total current liabilities	1,136,510	42,052
Non-current liabilities
Long-term notes payable, net of current portion	120,000	–
Long-term convertible notes payable	–	189,405
Long-term related party notes payable, net of current portion	853,000	665,000
Total non-current liabilities	973,000	854,405
Total liabilities	2,109,510	896,457

Members' Deficit	(467,613)	(321,147)
Total liabilities and members' deficit	$1,641,897	$575,310

See accompanying notes to consolidated financial statements.

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ECS LABS, LLC

and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31,

	2018	2017

Revenue, net	$2,125,078	$518,140
Direct costs of revenue	1,239,795	308,153
Total Gross Profit	885,283	209,987

Operating expenses
General and administrative	906,431	274,808
Marketing and selling	45,416	21,425
Total operating expenses	951,847	296,233

Loss from operations	(66,564)	(86,246)

Other income (expense)
Interest Expense	(65,720)	(1,864)
Other income (expense)	453	(411)
Total other income (expense)	(65,267)	(2,275)

Net loss	$(131,831)	$(88,521)

See accompanying notes to consolidated financial statements.

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ECS LABS, LLC

and Subsidiaries

Consolidated Statement of Members' Deficit

For the Years Ended December 31, 2017 and 2018

Total

Balance at December 31, 2016	$120,859
Distributions	(353,485)
Net loss	(88,521)

Balance at December 31, 2017	(321,147)
Distributions	(14,635)
Net loss	(131,831)

Balance at December 31, 2018	$(467,613)

See accompanying notes to consolidated financial statements.

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ECS LABS, LLC

and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2018	2017
Cash flows from operating activities:
Net loss	$(131,831)	$(88,521)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	50,366	8,334
Bad Debt	1,182	958
Changes in operating assets and liabilities:
Accounts receivable	9,905	(5,077)
Inventory	(25,263)	36,782
Prepaid expenses	(563,898)	4,003
Accounts payable and accrued expenses	164,932	20,427
Deferred revenue	500,121	–
Net cash from operating activities	137,345	65,427

Cash flows from investing activities
Purchases of property and equipment	(3,923)	(49,610)
Purchases of intangible assets	–	(450,390)
Net cash from investing activities	(3,923)	(500,000)

Cash flows from financing activities:
Proceeds from notes payable	548,000	667,686
Distributions	(14,635)	(164,080)
Net cash from financing activities	533,365	503,606
Net change in cash	534,956	(19,488)
Cash at beginning of period	32,678	52,166

Cash at end of period	$567,634	$32,678

Noncash investing and financing activities
Distribution payable converted to convertible note payable	$–	$189,405

See accompanying notes to consolidated financial statements.

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ECS LABS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

ECS Labs, LLC (“ECS Labs” or the “Company”) was incorporated in the State of Texas on July 21, 2017, under the name of ECS Labs. The Company was originally created with the intent to merge with the Texas Wellness Center, LLC (“TWC”) & B&B Labs, LLC (“B&B Labs”). On October 17, 2017, the Company merged with TWC, a private Texas corporation under common control. TWC was deemed to be the accounting acquirer in the transaction, with ECS Labs being the legal acquirer. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements, prior to the merger, are those of TWC. The financial statements after completion of the merger include the combined assets and liabilities of the both ECS Labs and TWC, the historical operations of the TWC and the operations of both companies from the closing date of the merger. ECS Labs dba Green Lotus Hemp is a private company with corporate headquarters located at 3939 Belt Line Road, Addison, Texas, 75001.

Subsidiary Entities:

•	TWC, a wholly owned Texas limited liability company, was formed March 16, 2016. TWC conducts sales, market and administrative functions for the Company.
•	B&B Labs, a wholly owned Texas limited liability company, was formed July 30, 2015 and conducts manufacturing and production activities for the Company.

Nature of Operations

ECS Labs is focused on producing and distributing Hemp CBD consumer packaged goods sold as food supplements, both under the brand Green Lotus Hemp and for white-label customers. The Company aims to produce the most innovative products for the consumer market domestically and internationally in Mexico, through the relationship with CBD Life. ECS Labs is the first company to supply Hemp CBD consumer packaged goods to the Mexican market on a commercial scale. ECS Labs aims to change the way people view the many hemp products with a focus on reaching a larger demographic. ECS Labs also has futures contracts with hemp biomass producers to ensure cost efficiency. ECS Labs has also partnered up with the largest US hemp biomass processors to further ensure efficiency in production. ECS Labs also has a staff with more than 35 years of Pharmaceutical industry experience in R&D and production of products all the way from concept inception to market distribution.

Basis of Presentation

The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”).

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Principles of Consolidation

The Company consolidates any variable interest entities of which it is the primary beneficiary. Equity investments through which the Company exercises significant influence over, but does not control the investee and is not the primary beneficiary of the investee’s activities are accounted for using the equity method. Investments through which the Company is not able to exercise significant influence over the investee and which do not have readily determinable fair values are accounted for under the cost method. All material inter-company accounts have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company’s sole revenue type is product sales, through its primary brand Green Lotus Hemp. The Company recognizes product revenue in most cases when the product is delivered to the customer. Occasionally, the Company ships product on a customer’s account. On these occasions, revenue is recognized when the product has been shipped. At that point in time, the control of the product is transferred to the customer.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain financial instruments, including cash, accounts payable, accrued expenses, and short-term loans the carrying amounts approximate fair value due to their short maturities.

The Company follows accounting guidance for financial and non-financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by the Company, which reflect those that a market participant would use.

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Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable consisted of amounts due from customers primarily for term sales. The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company had no allowance for doubtful accounts at December 31, 2018 or 2017.

Inventory

Inventory is recorded at the lower of cost or market and the cost of sales are recorded utilizing the first in first out (“FIFO”) method. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions.

Property, Equipment, and Depreciation

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of three years for computer equipment, five years for office furniture and fixtures and machinery and equipment, thirty-nine years for buildings, and the lesser of the lease term or the useful life of the leased equipment. Leasehold improvements, if any, would be amortized over the lesser of the lease term or the useful life of the improvements. Expenditures for maintenance and repairs along with fixed assets below the Company’s capitalization threshold of $2,500 are expensed as incurred.

Intangible Assets

In applying the acquisition method of accounting, amounts assigned to identifiable assets and liabilities acquired are based on estimated fair values as of the date of acquisition, with the remainder recorded as goodwill. Identifiable intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Identifiable intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually, and whenever indicators of impairment exist. The fair values of intangible assets are compared with their carrying values, and an impairment loss would be recognized for the amount by which the carrying amount exceeds its fair value. Goodwill is reviewed for impairment annually, and more frequently as circumstances warrant, and written down only in the period in which the recorded value of such assets exceeds their fair value. The Company does not amortize goodwill in accordance with Financial Accounting Standards Board (the "FASB") Accounting Standards Codification ("ASC") 350, "Intangibles—Goodwill and Other" ("ASC 350"). Goodwill is tested for impairment at the reporting unit level. The Company's operating segments comprise the reporting unit for goodwill impairment testing purposes.

The amortization of the intangible assets is computed using the straight-line method based on the estimated useful lives of the related asset of ten years for intellectual property.

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Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Advertising Expense

The costs of advertising are charged to operating expenses as incurred. Advertising costs were approximately $40,773 and $21,425 for the years ended December 31, 2018 and 2017, respectively.

Shipping and Handling Costs

All shipping and handling costs related to ingredients shipped to the Company’s manufacturing facility for final production are included in the costs of goods sold in the consolidated statements of operations. These costs totaled approximately $18,607 and $15,532 for the years ended December 31, 2018 and 2017, respectively.

All shipping and handling costs related to delivery of finished products to customers are included in operating expenses in the consolidated statements of operations. These costs totaled approximately $21,276 and $12,794 for the years ended December 31, 2018 and 2017, respectively.

Income Taxes

The Company was formed as a limited liability company and is taxed as a partnership for federal income tax purposes. Accordingly, the consolidated financial statements do not include a provision for federal income taxes. All income or loss from the Company is allocated to the members. Management has evaluated tax positions in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes, and has not identified any tax positions, other than electing to be taxes as a pass through entity, that require disclosure.

The Company’s federal income tax returns are subject to examination by the Internal Revenue Service, generally three years after the federal income tax returns were filed.

NOTE 2 –BUSINESS COMBINATIONS AND ASSET ACQUISITIONS

ECS Labs, LLC Acquisition

On October 17, 2017, the Company merged with TWC, a private Texas corporation under common control. TWC was deemed to be the accounting acquirer in the transaction, with ECS Labs being the legal acquirer. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements, prior to the merger, are those of TWC. The financial statements after completion of the merger include the combined assets and liabilities of the both ECS Labs and TWC, the historical operations of the TWC and the operations of both companies from the closing date of the merger.

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The Company issued a note payable in the amount of $150,000 to the shareholders of TWC which was recorded as a deemed distribution since the entities were under common control.

B&B Labs, LLC Acquisition

On October 19, 2017, the Company closed the asset purchase of B&B Labs for a total purchase price of $500,000. The Company provided a note payable in the amount of $500,000 bearing interest at 1.5% with a maturity date of December 31, 2027.

B&B Labs is a contract manufacturing company that has focused on creating and producing hemp oil products that distributes premium cannabinoid products including tinctures, gel caps, edibles, topicals, vape cartridges, and beverages made from organic industrial hemp.

The purchase price was allocated as follows:

Assets acquired and liabilities assumed at fair value:

Property and equipment	$49,610
Intangible asset	450,390
Total Consideration	$500,000

The assets acquired are based on fair market value allocation as of the date of acquisition.

NOTE 3 – INVENTORY

Inventory at December 31, 2018 and 2017 consisted of the following:

	December 31,	December 31,
	2018	2017
Raw materials	$11,446	$29,347
Finished goods	52,749	9,585
Inventory, net	$64,195	$38,932

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2018 and 2017 consisted of the following:

	December 31,	December 31,
	2018	2017
Property and equipment	$49,610	$49,610
Furniture and office equipment	3,923	–
Total property and equipment	53,533	49,610
Less: Accumulated depreciation	(6,154)	(827)
Property and equipment, net	$47,379	$48,783

Depreciation expense for the years ended December 31, 2018 and 2017 was $5,327 and $827, respectively.

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NOTE 5 – INTANGIBLE ASSETS

Intangible assets at December 31, 2018 and 2017 consisted of the following:

	December 31,	December 31,
	2018	2017
Intellectual property	$450,390	$450,390
Less: Accumulated amortization	(52,546)	(7,507)
Intangible assets, net	$397,844	$442,883

The amortization expense for the years ended December 31, 2018 and 2017 was $45,039 and $7,507, respectively.

The following table presents the amortization for the next five years:

2019	$45,039
2020	45,039
2021	45,039
2022	45,039
2023	45,039
Thereafter	172,649
Total	$397,844

NOTE 6 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Notes payable, consist of the following:

Notes payable and convertible notes payable

	December 31,	December 31,
Notes payables consist of the following:	2018	2017

Note payable bearing interest at 0.0%, originated May 31, 2018, due on May 31, 2020. The note includes monthly principal payments in the amount of $30,000 starting in May 2019 and includes payment of an additional balloon payment equal to the principal loan amount	$360,000	$–

Total notes payable	$360,000	$–

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The following table presents the notes payable future maturities for the next five years:

2019	$240,000
2020	120,000
Total	$360,000

	December 31,	December 31,
Convertible notes payables consist of the following:	2018	2017

Convertible equity note bearing interest at 0.0% issued to investor July 31, 2017. This note has no maturity date and is convertible based in the event of liquidity in the amount of the original note	3,134	3,134

Convertible equity note bearing interest at 0.0% issued to investor August 4, 2017. This note has no maturity date and is convertible based in the event of liquidity in the amount of the original note	6,379	6,379

Convertible equity notes bearing interest at 0.0% issued to various investors October 17, 2017. These notes have no maturity date and is convertible based in the event of liquidity in the amount of the original notes	91,218	91,218

Convertible equity notes bearing interest at 0.0% issued to various investors October 11, 2017. These notes have no maturity date and is convertible based in the event of liquidity in the amount of the original notes	82,295	82,295

Convertible equity note bearing interest at 0.0% issued to investor August 15, 2017. This note has no maturity date and is convertible based in the event of liquidity in the amount of the original note	6,379	6,379

Total convertible notes payable	$189,405	$189,405

The following table presents the convertible notes payable future maturities for the next five years:

2019	$189,405
Total	$189,405

NOTE 7 – RELATED PARTIES

Carlos Frias, CEO and Director of the Company, has promissory notes payable to him as of December 31, 2018 and 2017 in the amounts of $43,000 and $10,000, respectively. The promissory notes are reflected as liabilities on the financial statements as of December 31, 2018 and 2017.

Alexandro Frias, VP of Finance of the Company, has a promissory note payable to him as of December 31, 2017 in the amount of $5,000. The promissory notes are reflected as liabilities on the financial statements as of December 31, 2017.

Ngoc “Daniel” Quong Nguyen, CSO and Director of the Company, has promissory notes payable to him as of December 31, 2018 and 2017 in the amounts of $610,000 and $500,000, respectively. The promissory notes are reflected as liabilities on the financial statements as of December 31, 2018 and 2017.

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Chris Fagan, COO and Director of the Company, has promissory notes payable to him as of December 31, 2018 in the amount of $70,000. The promissory notes are reflected as liabilities on the financial statements as of December 31, 2018.

On October 31, 2017 the Company executed a promissory note payable to ALCAR, LLC as of December 31, 2017 in the amount of $150,000. The promissory notes are reflected as liabilities on the financial statements as of December 31, 2018 and 2017.

	December 31,	December 31,
Related party notes payables consist of the following:	2018	2017

Related Party Note payable bearing interest at 1.5%, originated October 19, 2017, due on December 31, 2027. No payments are due until maturity	$500,000	$500,000

Related Party Note payable bearing interest at 1.5%, originated October 31, 2017, due on December 31, 2027. No payments are due until maturity	150,000	150,000

Related Party Note payable bearing interest at 40.0%, originated June 30, 2018, due on June 30, 2020. No payments are due until maturity	50,000	–

Related Party Note payable bearing interest at 40.0%, originated June 10, 2018, due on June 10, 2020. No payments are due until maturity	40,000	–

Related Party Note payable bearing interest at 40.0%, originated May 31, 2018, due on May 31, 2020. No payments are due until maturity	110,000	–

Related Party Note payable bearing interest at 1.5%, originated October 23, 2017, due on April 20, 2018. No payments are due until maturity	20,000	20,000

Related Party Note payable bearing interest at 0.0%, originated October 31, 2016, due on October 31, 2021. No payments are due until maturity	3,000	10,000

Related Party Note payable bearing interest at 0.0%, originated October 31, 2016, due on October 31, 2021. No payments are due until maturity	–	5,000

Total related party notes payable	$873,000	$685,000

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The following table presents the related party notes payable future maturities for the next five years:

2019	$20,000
2020	200,000
2021	3,000
2022	–
2023	–
Thereafter	650,000
Total	$873,000

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than disclosed herein, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

Lease Commitment

The Company leases space for its Texas lab in Carrollton, Texas. This 8,800 square foot facility lease will expire April 30, 2021 and is used predominately for manufacturing and storage of products under the Green Lotus brand. An additional lab facility located in Denver, Colorado, composed of approximately 1,800 square feet, has a lease term through September 30, 2019. The Company’s headquarters office suite is located in Addison, Texas and is composed of an original and an expansion space of approximately 3,322 and 2,656 square feet, respectively, totaling 5,978 square feet. Lease terms expire June 30, 2024 for both leases. The Company has a storage unit in Denver, Colorado. This 625 square foot facility is leased on a month to month basis. There are no future minimum lease payments under this lease. Finally, the Company has 4 storage units in Carrollton, Texas that are all leased on month to month terms and each unit is a 625 square feet space. There are no future minimum lease payments under this lease.

Rent expense for all leased premises for year ended December 31, 2018 and 2017 was $61,056 and $26,606, respectively.

Future minimum lease payments under these leases are as follows:

2019	$154,306
2020	154,470
2021	115,954
2022	106,943
2023	99,881
Thereafter	42,607
Total	$674,161

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NOTE 9 – CONCENTRATIONS

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of temporary cash investments.

The Company places its temporary cash investments with financial institutions insured by the FDIC. No amounts exceeded federally insured limits as of December 31, 2018 and 2017. There have been no losses in these accounts through December 31, 2018.

Concentration of Revenue

In 2018 and 2017, the Company had 11 customers that together made up 43% and 49% of its revenue, respectively. There were customers in 2018 and 2017 individually comprised of 26% and 20% of revenue, respectively.

NOTE 10 – SUBSEQUENT EVENTS

On May 21, 2019, the members of the ECS Labs entered into a Membership Interest Purchase Agreement to sell all of the issued and outstanding membership interests and other ownership or beneficial interests of ECS Labs to Freedom Leaf Inc. (“Freedom Leaf”). The sell was subject to customary closing conditions and closed on May 31, 2019, (the “Closing Date”).

In connection with the sell, Freedom Leaf agreed to pay a purchase price of fourteen million dollars ($14,000,000), solely in shares of the Company’s common stock at a share price based on the volume-weighted average trading price per share of Freedom Leaf’s common stock for thirty days up to and including the trading day prior to the date of closing. In settlement of the purchase price, Freedom Leaf issued 86,419,752 shares to the members of ECS Labs, representing approximately 28% of the issued and outstanding common stock of Freedom Leaf after the closing.

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